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                                                        EXHIBIT (a)(10)


            THE UNISOURCE WORLDWIDE, INC. RETIREMENT SAVINGS PLAN
                            INSTRUCTION TO TRUSTEE
                        WHETHER OR NOT TO TENDER SHARES


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                                                  YOUR EQUIVALENT SHARES:




        The undersigned participant in the Unisource Worldwide, Inc. Retirement Savings Plan hereby instructs The Northern Trust Company, as Trustee under the RSP, to tender or not to tender, pursuant to the Offer, the shares of Unisource Stock, par value $0.001 per share, of Unisource Worldwide, Inc. allocated to his account under the RSP (as explained in the accompanying Notice to Partcipants) in accordance with the instruction form on the reverse side of this form.

        THIS FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY THE NORTHERN TRUST COMPANY NO LATER THAN 5:00 P.M. EASTERN STANDARD TIME ON JUNE 23,1999.

        IF THIS FORM IS RECEIVED AFTER 5:00 P.M. EASTERN STANDARD TIME ON JUNE 23,1999, THE NORTHERN TRUST COMPANY CANNOT ENSURE THAT YOUR INSTRUCTIONS WILL BE FOLLOWED. YOUR INSTRUCTIONS ARE CONFIDENTIAL AS EXPLAINED IN THE ACCOMPANYING NOTICE TO PARTICIPANTS.



            TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.


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        [X] Please mark your choice like this and sign and date below.

THE TRUSTEE MAKES NO RECOMMENDATIONS AS TO YOUR DECISION TO TENDER OR NOT TO TENDER SHARES OF UNISOURCE STOCK ALLOCATED TO YOUR ACCOUNT UNDER THE RSP PURSUANT TO THE OFFER.


1. [_] Tender ALL of the shares of Unisource Stock allocated to my account under the RSP.

2. [_] Tender the percentage of shares of Unisource Stock allocated to my account under the RSP indicated below:

Percentage of Shares (in whole numbers):
                                        -----------------%

3. [_] Do not tender any shares of Unisource Stock allocated to my account under the RSP.



   As a participant in the RSP, I acknowledge receipt of the Offer to Purchase, Letter of Transmittal, the Notice to Participants dated June 4, 1999, and the Solicitation/Recommendation Statement on schedule 14D-9 and I hereby instruct the Trustee of the RSP to tender or not to tender the shares of common stock, par value $0.001 per share, of Unisource Worldwide, Inc. allocated to my account under the RSP as indicted above.


   I understand that if I sign, date and return this instruction form but do not provide the Trustee with specific instructions, the Trustee will treat this instruction form as not providing any instruction to the Trustee regarding the Offer. In accordance with the terms of the trust which is the funding vehicle for the RSP, the Trustee will not sell any shares of Unisource Stock held by the RSP for which no participant instructions are timely received unless it determines that it is legally obligated to do so.



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            Signature                                        Date


          PLEASE INDICATE YOUR DECISION IN THE APPROPRIATE BOX ABOVE
            AND SIGN, DATE AND MAIL THIS INSTRUCTION FORM PROMPTLY
                   IN THE POSTAGE PREPAID ENVELOPE PROVIDED